NONCOMPETITION AGREEMENT



         This Noncompetition and Confidentiality Agreement (this "Agreement") is entered into as of July 31, 1996, by and between Comarco, Inc., a California corporation ("Comarco"), CoSource Solutions, Inc., a California corporation ("Buyer") and Robert A. Lovingood ("Lovingood").

                                R E C I T A L S:


          A. Pursuant to that certain Asset Purchase Agreement dated as of July 23, 1996 (the "Asset Purchase Agreement") by and among Comarco, Buyer, R.A.L. Consulting and Staffing Services, Inc. ("Seller") and Lovingood, Buyer is
acquiring   substantially   all  of  the   operating   assets  of  Seller   (the
"Acquisition").


          B. In order for Buyer to realize the goodwill acquired from Seller in the Acquisition, Lovingood, the sole shareholder of Seller, has agreed to enter into this Noncompetition and Confidentiality Agreement with Buyer and Comarco.

          C. On the date hereof, Lovingood has entered into an employment agreement with Buyer and Comarco (the "Employment Agreement"), whereby he will serve as a Vice-President of Comarco and as President of Buyer.


                               A G R E E M E N T:

                  NOW,   THEREFORE,   in   consideration   of  the  purchase  of
substantially all of Seller's operating assets, and the mutual promises herein contained, Comarco, Buyer and Lovingood hereby agree as follows:

         1. Confidentiality. Lovingood shall at no time, either during his employment with Buyer or Comarco or following the termination of his employment for any reason, use or disclose to any person, directly or indirectly, any confidential or proprietary or non-public information concerning the business, affairs, services, trade secrets, customers or employees of Comarco or Buyer (including, without limitation, the identities, location or other information concerning past, present or potential customers of Comarco or Buyer); provided, however, that the foregoing obligation of Lovingood shall not apply to the extent that (a) Lovingood is, in the written opinion of legal counsel, required to disclose any of the foregoing pursuant to the provisions of applicable law,
(b) such use or disclosure is required in the performance of Lovingood's duties as an employee of Comarco and/or Buyer, or (c) any such information or material becomes generally known and available to the public otherwise than by reason of a disclosure or communication of such information or material by Lovingood. Such information includes, without limitation, confidential or proprietary information relating to Comarco's and Buyer's business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, internal reports, lists of clients and prospective clients, lists of temporary employees, sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by clients of Buyer and Comarco and the fees paid by such clients. Lovingood and Comarco agree that, for purposes of this Section 1, references to Comarco include its subsidiaries and other affiliated entities.

         2. Return of Records. During his employment, it is likely that Lovingood will have access to certain proprietary records of Comarco or Buyer, including, without limitation, client lists, lists of temporary employees, contracts, agreements, financial books, instruments and documents, policy and procedure manuals, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, listings, programming and other instruments and documents relating to the clients, services or business of Comarco or Buyer. All proprietary records of Comarco or Buyer remain the property of Comarco or Buyer. Upon the termination of his employment, Lovingood shall return to Buyer and Comarco all such proprietary records that are in his possession or control, and Lovingood shall not make or retain copies of any such proprietary records.

         3.       Noncompetition and Nonsolicitation Covenants.

                  3.1.  Covenant Not to Compete.

                    (a) For a period of five years from the date of the consummation of the Acquisition (the "Closing"), Lovingood shall not directly or indirectly carry on or participate in any business similar to or in competition with the Business at any place within the Covenant Area as long as the Business is carried on by Comarco (or any subsidiary or affiliate of Comarco or any person, corporation, partnership, trust or other organization or entity deriving title from Comarco to the goodwill of the Business, all of whom together with Comarco are sometimes collectively called the "Protected Entities"). "Business" means the provision of temporary employment, consulting and staffing services of the type and nature currently conducted by Seller.

                    (b) Covenant Area. The parties agree that due to the fact that Comarco intends to enter the temporary employment business throughout all of the United States and the fact that such services can be performed throughout the United States, in order for this Agreement to be meaningful it must restrict Lovingood from competing with the Business in certain enumerated territories within the United States. Therefore, the parties agree for the purposes of this Agreement, "Covenant Area" means the following:

                    i) The counties in the State of California and in other states of the United States where the Business is currently operated as identified on Schedule A, together with any additional counties that may be covered under clause (iii) below from time-to-time;

                    ii) Any County or similar jurisdiction in any state of the United States, where, to the knowledge of Lovingood at the time of termination, a Protected Entity carries on the Business; and

                    iii) Any County or similar jurisdiction in any other state of the United States, where, to the knowledge of Lovingood at the time of termination, a Protected Entity intends to enter the Business within six months after the date on which Lovingood's employment with any and all Protected Entities terminates. On or about the date of termination of his employment, Buyer or Comarco will give written notice (based on information contained in existing written documents) to Lovingood of those locations where a Protected Entity intends to enter the Business in the following six months and Lovingood's receipt of such notice shall be deemed to give him knowledge of all matters therein.

               3.2. Prohibited Activities. In the foregoing covenants, the term "directly or indirectly carry on or participate in a business similar to or in competition with the Business" shall include Lovingood, directly or indirectly, doing any of the following listed acts:

                    (a) Whether or not for compensation, directly or indirectly engaging in any such business, or any part thereof, in the Covenant Area or assisting any other Person (defined below) in such Person's conduct of the Business, or any part thereof, in the Covenant Area, whether as a director, officer, employee, consultant, adviser, independent contractor or otherwise; or

                    (b) Holding legal or beneficial interest in any Person that is engaged in any such business, or any part thereof, in the Covenant Area, whether such interest is as an owner, investor, partner, creditor, joint venturer or otherwise; provided, however, that Lovingood may acquire and own up to five percent (5%) of the outstanding securities of any corporation which is a publicly traded reporting corporation under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

                    (c) As agent or principal carrying on or engaging in any activities or negotiations with respect to the acquisition or the disposition of any such business; or

                    (d) Giving advice to any other Person, firm or association engaging in any such business; provided, however, that Comarco consents to Lovingood's participation in an advisory role with a management services organization whose purpose is providing third party workers' compensation claims processing. Comarco has given this consent based upon Lovingood's representation that such activity would not compete with Buyer's or Comarco's Business nor detract from his obligations under this Agreement or the Employment Agreement; or

                    (e) Lending or allowing his name or reputation to be used in any such business; or

                    (f) Allowing his skill, knowledge or experience to be used in any such business.

                  3.3. Nonsolicitation. Inasmuch as an employee and officer of Buyer and Comarco Lovingood will have access to the proprietary information and trade secrets of Buyer and Comarco, and his use of such information would constitute a breach of Lovingood's duty not to use such information in a manner that is inimical to the interests of Buyer and Comarco, for a period of two years after the termination for any reason of Lovingood's employment with Buyer or Comarco (or any other subsidiary of Comarco), Lovingood shall not solicit, divert or attempt to divert from Comarco or its Affiliates any business constituting, any customer of, or any Employee of the Business then conducted by Comarco, Buyer or their Affiliates or any former Employee having been employed by the Buyer or Comarco within the previous year.

                  3.4. Remedies. Lovingood acknowledges that damages would be an inadequate remedy for his breach of any of the provisions of this Section 3, and that his breach of any of such provisions will result in immeasurable and irreparable harm to the Protected Entities. Therefore, in addition to any other remedy to which a Protected Entity may be entitled by reason of Lovingood's breach of any such provision, the Protected Entity shall be entitled to temporary, preliminary and permanent injunctive and equitable relief. Without limiting the generality of the foregoing, Lovingood agrees that a showing by a Protected Entity of any breach of any provision of this Section 3 shall constitute, for the purposes of all determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Protected Entity to temporary, preliminary and permanent injunctive relief.

                 3.5.     Other Definitions.  For the purpose of this Agreement:

                    (a) "Affiliate" means any Person, or division or other part thereof, Controlled by or under common Control with Comarco or any affiliate of Comarco;

                    (b) "Person" means any corporation, partnership, joint venture, trust, sole proprietorship, limited liability company, unincorporated business association, natural person and any other entity that may be treated as a person under applicable law; and

                    (c) "Control" has the meaning assigned that term in Rule 12b-2 under Exchange Act.

                    (d) "Employee" means an individual on the payroll of an entity, whether full-time, part-time, leased, placed temporarily, or placed in any other arrangement while being paid by Seller.

         4.       General Provisions.

                  4.1. Notices. All notices and other communications required or permitted by this Agreement to be delivered by Comarco or Lovingood to the other party shall be delivered in writing to the address shown below, either personally, by facsimile transmission or by registered, certified or express mail, return receipt requested, postage prepaid, to the address for such party specified below or to such other address as the party may from time to time advise the other party, and shall be deemed given and received as of actual personal delivery, on the first business day after the date of delivery shown on any such facsimile transmission or upon the date of actual receipt shown on any return receipt if registered, certified or express mail is used, as the case may be.

                  Comarco           Comarco, Inc.
                  or Buyer:         22800 Savi Ranch Parkway
                                    Suite 214
                                    Yorba Linda, CA 92687
                                    Attention: Don M. Bailey

                  Lovingood:        Robert A. Lovingood
                                    c/o James A. Baxter, Esq.
                                    14285 Armagosa Road, Suite 200
                                    Victorville, CA  92392
                                    Fax:  (619) 955-2711

                  4.2. Amendments and Termination; Entire Agreement. This Agreement may not be amended or terminated except by a writing executed by all of the parties hereto. This Agreement constitutes the entire agreement of Comarco, Buyer and Lovingood relating to the subject matter hereof and supersedes all prior oral and written understandings and agreements relating to such subject matter.

                  4.3. Successors and Assigns. This Agreement shall be binding upon, and shall benefit, Comarco, Buyer and Lovingood and their respective heirs, estates, personal representatives, executors and permitted successors and assigns. Notwithstanding the foregoing, the rights and obligations of the parties hereunder are not assignable to another person without prior written consent except to the extent provided herein upon Lovingood's death or Disability; provided, however, that Comarco may assign its rights and obligations hereunder (a) to Buyer or another wholly-owned subsidiary without obtaining Lovingood's consent or (b) to any other Person taking title to all of the goodwill acquired from Seller by Buyer.

                  4.4. Calculation of Time. Whenever in this Agreement a period of time is stated in a number of days, it shall be deemed to mean calendar days starting with the first day after the event or delivery of notice and ending at the end of the last day of the applicable time period. However, when any period of time so stated would end upon a Saturday, Sunday or legal holiday, such period shall be deemed to end upon the next day following that is not a Saturday, Sunday or legal holiday.

                  4.5. Further Assurances. Each party shall each perform any further acts and execute and deliver any further documents as the other party may reasonably request in order to carry out the purposes and provisions of this Agreement.

                  4.6. Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

                  4.7. Waiver of Rights. Neither Comarco nor Lovingood shall be deemed to have waived any right or remedy that it or he has under this Agreement unless this Agreement expressly provides a period of time within which such right or remedy must be exercised and such period has expired or unless such party has expressly waived the same in writing. The waiver by Comarco or Lovingood of a right or remedy hereunder shall not be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

                  4.8. Definitions; Headings; Gender and Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. Where appropriate to the context of this Agreement, use of the singular shall be deemed also to refer to the plural, and use of the plural to the singular. The terms "he, his, him or himself" shall be interpreted as referring to persons of both male and female gender.

                    4.9. Counterparts. This Agreement may be executed in counterparts, and by each of Comarco, Buyer and Lovingood on separate counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same instrument.

                    4.10. Expenses Incurred in Preparing This Agreement. Each party shall bear such party's own costs and expenses incurred in connection with the negotiation and preparation of this Agreement.

                    4.11. Governing Laws. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the jurisdiction where enforcement is sought by any of the parties of the covenants contained herein, without regard to choice of law principles.

         IN WITNESS WHEREOF, Comarco, Buyer and Lovingood have executed and delivered this Agreement as of the date first above written.

                                                     COMARCO, INC.


                                       By:           ---------------------------
                                      Name:
                                     Title:


                                                     COSOURCE SOLUTIONS, INC.


                                       By:           --------------------------
                                      Name:
                                     Title:



                                                     ROBERT A. LOVINGOOD



                                                     ---------------------------